Exhibit 10.5

TRINE II ACQUISITION CORP.
405 Lexington Avenue, 48th Floor
New York, NY 10174

November 2, 2021

Acanthis Master, LLC
405 Lexington Avenue, 48th Floor
New York, NY 10174

Re:	Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between Trine II Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Acanthis Management, LLC, a Delaware limited liability company (the “Services Provider”), dated as of the date hereof, will confirm our agreement that, commencing on the date that securities of the Company are first listed in connection with the Company’s initial public offering (the “Listing Date”) and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Company’s Registration Statement on Form S-1 (File No. 333-253232) filed with the Securities and Exchange Commission) (such earlier date hereinafter referred to as the “Termination Date”):

1.	The Services Provider (and/or any of its affiliates designated by the Services Provider) shall make available, or cause to be made available, to the Company, certain office space, employee benefits and secretarial and administrative services as may be reasonably requested by the Company. The Services Provider shall also pay the salaries of the Chief Executive Officer and the Chief Financial Officer of the Company, which is approximately $41,667 per month payable to the Chief Executive Officer and approximately $33,333 per month payable to the Chief Financial Officer. In exchange therefor, the Company shall pay to the Services Provider the sum of $100,000 per month, commencing on the Listing Date and continuing monthly thereafter until the Termination Date; and

2.	the Services Provider hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided that the Services Provider may assign this letter agreement or any of its rights, interests or obligations hereunder to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto with respect to the subject matter described herein and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by and construed in accordance with, and interpreted pursuant to, the laws of the State of New York, without giving effect to its choice of law principles.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same letter agreement.

[Signature page follows]

Very truly yours,

TRINE II ACQUISITION CORP.

By:	/s/ Pierre M. Henry
	Name:	Pierre M. Henry
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

ACANTHIS MANAGEMENT, LLC

By:	/s/ Pierre M. Henry
	Name:	Pierre M. Henry
	Title:	Managing Member

[Signature Page to Administrative Services Agreement]

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